FIRST PACTRUST BANCORP, INC.

FOR IMMEDIATE RELEASE
MAY 24, 2006

FIRST PACTRUST BANCORP, INC. ANNOUNCES QUARTERLY DIVIDEND

CHULA VISTA, CA – May 24, 2006 – First PacTrust Bancorp, Inc. (NASDAQ: FPTB), the holding company for Pacific Trust Bank, announced today that its Board of Directors has declared a quarterly cash dividend of fifteen and one-half cents ($0.155) per share on its outstanding common stock. The dividend will be payable on June 23, 2006 to shareholders of record as of June 9, 2006.

Hans R. Ganz, President and Chief Executive Officer of the Company, said “this thirteenth consecutive increase to our quarterly dividend reflects our commitment to enhance shareholder value.”

As of March 31, 2006, the Company had consolidated total assets of $777.4 million and stockholders’ equity of $78.6 million, with 4,398,941 shares of common stock currently outstanding. The Company’s stock is traded on the Nasdaq National Market under the symbol “FPTB”.

Contact:
Hans Ganz, President and CEO
Phone: (619) 691-1519, ext. 4000

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